Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

New York, April 27, 2023 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended March 31, 2023.

$329.2 million quarterly revenues increased 5.7% (7.5% on a constant currency basis) compared to prior year period
$1.4 trillion record average daily volume (“ADV”) for the quarter, an increase of 16.2% compared to prior year period, with record ADV in European government bonds, swaps/swaptions ≥ 1-year, fully electronic U.S. High Grade credit, equity convertibles/swaps/options, repurchase agreements, retail U.S. government bonds and retail money markets
$102.2 million net income and $129.0 million adjusted net income for the quarter, increases of 4.9% and 12.2% respectively from prior year period
52.3% adjusted EBITDA margin and $172.2 million adjusted EBITDA for the quarter, compared to 51.6% and $160.6 million respectively for prior year period
$0.42 diluted earnings per share (“Diluted EPS”) for the quarter and $0.54 adjusted diluted earnings per share
$0.09 per share quarterly cash dividend declared; $22.7 million of shares repurchased

Billy Hult, CEO of Tradeweb:
"Tradeweb’s client focus and broad product offering contributed to a record ADV of $1.4tn in the first quarter of 2023, led by significant increases in swaps volume and strong client engagement across rates, credit, equities and money markets. Despite challenging market conditions, including rising market volatility and economic concerns relating to banking sector turmoil, Tradeweb was steadfast in our approach to providing the best service for our clients and produced strong growth across many areas of our business. This quarter embodied who we are as a company: client-focused, resilient and innovative. Tradeweb launched a new market data service to calculate real-time iNAVs for ETFs, with BlackRock as our first client. We completed the final technology milestone of our NFI integration, with the goal to provide a better user experience for wholesale clients on our Dealerweb CLOB. Most recently, we were pleased to share that Tradeweb is in advanced discussions to acquire Yieldbroker, a leading electronic trading platform for Australia and New Zealand.”

SELECT FINANCIAL RESULTS	1Q23	1Q22	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	1Q23	1Q22	YoY
GAAP Financial Measures							Rates	Cash	$363	$388	(6.4)%
Total revenue	$329,249	$311,486	5.7%		7.5%			Derivatives	509	361	40.9%
Rates	$170,505	$160,339	6.3%		8.3%			Total	871	749	16.4%
Credit	$89,017	$86,318	3.1%		4.7%		Credit	Cash	11	11	6.4%
Equities	$26,203	$26,535	(1.3)%		1.2%			Derivatives	21	22	(7.2)%
Money Markets	$14,807	$11,524	28.5%		30.3%			Total	32	33	(2.8)%
Market Data	$22,434	$21,366	5.0%		6.5%		Equities	Cash	10	13	(17.8)%
Other	$6,283	$5,404	16.3%		16.3%			Derivatives	9	9	4.1%
Net income	$102,193	$97,445	4.9%					Total	20	21	(8.9)%
Net income attributable to Tradeweb Markets Inc. (2)	$87,856	$82,965	5.9%				Money Markets	Cash	442	372	18.9%
								Total	442	372	18.9%
Diluted EPS	$0.42	$0.40	5.0%					Total	$1,365	$1,175	16.2%
Net income margin	31.0%	31.3%	-25	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$172,203	$160,635	7.2%		8.9%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	52.3%	51.6%	+73	bps	+64	bps
Adjusted EBIT (1)	$158,416	$147,954	7.1%		8.8%
Adjusted EBIT margin (1)	48.1%	47.5%	+61	bps	+56	bps
Adjusted Net Income (1)	$129,035	$115,055	12.2%		14.1%
Adjusted Diluted EPS (1)	$0.54	$0.48	12.5%		14.9%

DISCUSSION OF RESULTS
Rates – Revenues of $170.5 million in the first quarter of 2023 increased 6.3% compared to prior year period (8.3% increase on a constant currency basis). Rates ADV was up 16.4% driven by record activity in swaps/swaptions ≥ 1-year and < 1-year and record retail U.S. government bonds.

Credit – Revenues of $89.0 million in the first quarter of 2023 increased 3.1% compared to prior year period (4.7% increase on a constant currency basis). While credit ADV was down 2.8% from prior year period, we reported record ADV in fully electronic U.S. High Grade credit. On the protocol front, we achieved record ADV across global portfolio trading, U.S. credit Tradeweb AllTrade®, and U.S. credit RFQ, in the quarter. Tradeweb's share of fully electronic TRACE volume for U.S. High Grade was 13.3% compared with 12.0% in the prior year period (+136 bps) and U.S. High Yield was 6.1% compared with 7.1% in the prior year period (-102 bps).

Equities – Revenues of $26.2 million in the first quarter of 2023 decreased 1.3% compared to prior year period (1.2% increase on a constant currency basis). While equities ADV was down 8.9% from prior year period, we reported record ADV in equity convertibles/swaps/options in the quarter. Strong U.S. institutional ETF activity, driven by increased adoption of Tradeweb's RFQ protocol, was more than offset by declines in wholesale activity. European volumes reflected a decline in overall market volumes.

Money Markets – Revenues of $14.8 million in the first quarter of 2023 increased 28.5% compared to prior year period (30.3% increase on a constant currency basis). Money Markets ADV was up 18.9% led by record activity in repurchase agreements, record ADV in retail money markets and continued client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $22.4 million in the first quarter of 2023 increased 5.0% compared to prior year period (6.5% on a constant currency basis). The increase was derived primarily from increased proprietary third party market data revenue.

Other – Revenues of $6.3 million in the first quarter of 2023 increased 16.3% compared to prior year period (the same percentage increase on a constant currency basis). The increase was driven primarily from an increase in revenue from software development and implementation projects performed on behalf of certain clients.

Operating Expenses of $206.7 million in the first quarter of 2023 increased 3.4% compared to $199.9 million in the prior year period due to higher technology and communications expenses, higher general and administrative expenses and higher professional fee expenses. These increases were partially offset by a decrease in expenses related to employee compensation and benefits, primarily due to decreases in incentive compensation.

Adjusted Expenses of $170.8 million increased 4.5% (6.4% increase on a constant currency basis) compared to the prior year period due to: higher professional fees, higher technology and communications expenses; higher general and administrative expenses and higher depreciation and amortization. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
First Quarter 2023
•Announced launch of a market data service to calculate real-time iNAVs for ETFs. BlackRock became the first ETF issuer to use Tradeweb iNAVs for its iShares ETF suite in Europe
•Completed final technology milestone of integrating the Nasdaq U.S. Fixed Income platform (formerly eSpeed) into Tradeweb's Dealerweb CLOB
•Appointed Troy Dixon to the Tradeweb Board of Directors as an independent director, effective as of March 1, 2023
•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: Women in Technology and Data Awards, Vendor Professional of the Year - Keri Neo (WatersTechnology), Risk Awards, OTC Trading Platform of the Year (Risk.net), NOVA Awards, Top Innovator in Financial Markets (TabbFORUM)
April 2023
•On April 26, 2023, Tradeweb announced it is in advanced discussions to acquire Yieldbroker, a leading Australian government bond and interest rate derivatives trading platform covering the institutional, wholesale, and primary markets. Tradeweb anticipates that the acquisition would be an all-cash transaction with a purchase price of AUD 125 million. This acquisition would provide Yieldbroker’s domestic client network with access to Tradeweb’s global multi-asset platform, deep liquidity and advanced technology, while Tradeweb customers worldwide would benefit from increased liquidity, pre-trade transparency, and coverage of the Australian and New Zealand debt capital markets. Tradeweb can offer no assurance that a definitive agreement will be entered into, or if entered into that a transaction will be consummated. The potential deal remains subject to Yieldbroker stockholder approval, final definitive documentation, and would be subject to customary closing conditions and regulatory reviews.
•Tradeweb, Euroclear and Informa Global Markets (IGM) jointly announced a collaboration to automate the security identification and setup process for soon-to-be issued syndicated Eurobonds in the primary market
•TW SEF filed with the CFTC a proposed new MAT ("made available to trade") list for swaps aimed at promoting continuity as swaps migrate from LIBOR to other risk-free rates
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CAPITAL MANAGEMENT
•$1.2 billion in cash and cash equivalents and an undrawn $500 million credit facility at March 31, 2023
•Cash capital expenditures and capitalization of software development in the first quarter 2023: $16.7 million
•Free cash flow for the trailing twelve months ended March 31, 2023 of $599.6 million, up 17.4% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•During the first quarter of 2023, as part of its share repurchase program, Tradeweb purchased 313,311 shares of Class A common stock, at an average price of $72.47, for purchases totaling $22.7 million. As of March 31, 2023, a total of $252.3 million remained available for repurchase pursuant to the share repurchase program
•$39.9 million in shares of Class A common stock were withheld in the first quarter of 2023 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.09 per share of Class A common stock and Class B common stock. The dividend will be payable on June 15, 2023 to stockholders of record as of June 1, 2023
OTHER MATTERS
Unchanged Full-Year 2023 Guidance*
•Adjusted Expenses: $669 - 714 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $127 million
•Assumed non-GAAP tax rate: ~24% - 25%
•Cash costs of capital expenditures and capitalized software development: $56 - 62 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss first quarter 2023 results starting at 9:30 AM EDT today, April 27, 2023. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by registering at https://register.vevent.com/register/BIb63c4598445f47baa5b774f5cb7cf7ae. Once registered, the participant will receive an email confirmation with the dial-in information and a personalized PIN number to access the conference call. Only one person can use this PIN at a time. If you need additional PINs please register multiple times.
After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.1 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Three Months Ended
	March 31,
	2023	2022
Revenues	(unaudited)	(unaudited)
Transaction fees and commissions	$266,598	$251,805
Subscription fees	44,374	41,455
Refinitiv market data fees	15,594	15,558
Other	2,683	2,668
Total revenue	329,249	311,486

Expenses
Employee compensation and benefits	114,493	117,991
Depreciation and amortization	45,404	44,450
Technology and communications	17,567	15,776
General and administrative	13,920	10,313
Professional fees	11,176	7,857
Occupancy	4,123	3,497
Total expenses	206,683	199,884
Operating income	122,566	111,602
Net interest income (expense)	12,491	(447)
Other income (loss), net	341	—
Income before taxes	135,398	111,155
Provision for income taxes	(33,205)	(13,710)
Net income	102,193	97,445
Less: Net income attributable to non-controlling interests	14,337	14,480
Net income attributable to Tradeweb Markets Inc.	$87,856	$82,965

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.42	$0.41
Diluted	$0.42	$0.40
Weighted average shares outstanding:
Basic	208,105,437	204,061,347
Diluted	210,143,734	207,497,102

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

	Three Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	March 31,
	2023	2022

	(dollars in thousands)
Net income	$102,193	$97,445
Merger and acquisition transaction and integration costs (1)	585	(18)
Net interest (income) expense	(12,491)	447
Depreciation and amortization	45,404	44,450
Stock-based compensation expense (2)	850	3,869
Provision for income taxes	33,205	13,710
Foreign exchange (gains) / losses (3)	2,798	732
Tax receivable agreement liability adjustment (4)	—	—
Other (income) loss, net	(341)	—
Adjusted EBITDA	$172,203	$160,635
Less: Depreciation and amortization	(45,404)	(44,450)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	31,617	31,769
Adjusted EBIT	$158,416	$147,954
Net income margin (6)	31.0%	31.3%
Adjusted EBITDA margin (6)	52.3%	51.6%
Adjusted EBIT margin (6)	48.1%	47.5%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three months ended March 31, 2022, this adjustment also includes $1.7 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	March 31,
	2023	2022

	(in thousands, except per share amounts)
Earnings per diluted share	$0.42	$0.40
Net income attributable to Tradeweb Markets Inc.	$87,856	$82,965
Net income attributable to non-controlling interests (1)	14,337	14,480
Net income	102,193	97,445
Provision for income taxes	33,205	13,710
Merger and acquisition transaction and integration costs (2)	585	(18)
D&A related to acquisitions and the Refinitiv Transaction (3)	31,617	31,769
Stock-based compensation expense (4)	850	3,869
Foreign exchange (gains) / losses (5)	2,798	732
Tax receivable agreement liability adjustment (6)	—	—
Other (income) loss, net	(341)	—
Adjusted Net Income before income taxes	170,907	147,507
Adjusted income taxes (7)	(41,872)	(32,452)
Adjusted Net Income	$129,035	$115,055
Adjusted Diluted EPS (8)	$0.54	$0.48
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three months ended March 31, 2022, this adjustment also includes $1.7 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 24.5% and 22.0% applied to Adjusted Net Income before income taxes for the three months ended March 31, 2023 and 2022, respectively.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended
	March 31,
	2023	2022
Diluted weighted average shares of Class A and Class B common stock outstanding	210,143,734	207,497,102
Weighted average of other participating securities (1)	291,772	53,756
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	26,340,754	30,296,879
Adjusted diluted weighted average shares outstanding	236,776,260	237,847,737
Adjusted Net Income (in thousands)	$129,035	$115,055
Adjusted Diluted EPS	$0.54	$0.48

(1)
Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	March 31,
	2023	2022

	(in thousands)
Operating expenses	$206,683	$199,884
Merger and acquisition transaction and integration costs (1)	(585)	18
D&A related to acquisitions and the Refinitiv Transaction (2)	(31,617)	(31,769)
Stock-based compensation expense (3)	(850)	(3,869)
Foreign exchange gains / (losses) (4)	(2,798)	(732)
Adjusted Expenses	$170,833	$163,532

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three months ended March 31, 2022, this adjustment also includes $1.7 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

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	Trailing Twelve Months Ended March 31,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2023	2022

	(in thousands)
Cash flow from operating activities	$658,419	$567,692
Less: Capitalization of software development costs	(37,738)	(35,183)
Less: Purchases of furniture, equipment and leasehold improvements	(21,032)	(21,580)
Free Cash Flow	$599,649	$510,929

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	March 31,
	2023	2022

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$87,856	$82,965
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(123)	(22)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$87,733	$82,943

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	208,105,437	204,061,347
Dilutive effect of PRSUs	286,563	770,765
Dilutive effect of options	1,469,219	2,322,027
Dilutive effect of RSUs	282,515	342,963
Dilutive effect of PSUs	—	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	210,143,734	207,497,102

Earnings per share - Basic	$0.42	$0.41
Earnings per share - Diluted	$0.42	$0.40

(1)
During the three months ended March 31, 2023 and 2022, there was a total of 291,772 and 53,756, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	March 31,
	2023		2022		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$114,168	$56,337	$103,389	$56,950	$10,779	$(613)	10.4%	(1.1)%
Credit	82,364	6,653	79,648	6,670	2,716	(17)	3.4%	(0.3)%
Equities	23,897	2,306	24,151	2,384	(254)	(78)	(1.1)%	(3.3)%
Money Markets	10,414	4,393	7,274	4,250	3,140	143	43.2%	3.4%
Market Data	—	22,434	—	21,366	—	1,068	—	5.0%
Other	—	6,283	—	5,404	—	879	—	16.3%
Total revenue	$230,843	$98,406	$214,462	$97,024	$16,381	$1,382	7.6%	1.4%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	March 31,		YoY
	2023	2022	% Change
Rates	$2.09	$2.22	(5.7)%
Rates Cash	$2.54	$2.05	24.0%
Rates Derivatives	$1.78	$2.40	(26.0)%
Rates Derivatives (greater than 1 year)	$3.03	$3.96	(23.5)%
Other Rates Derivatives (1)	$0.17	$0.21	(21.0)%

Credit	$40.75	$38.51	5.8%
Cash Credit (2)	$146.32	$147.49	(0.8)%
Credit Derivatives and U.S. Cash “EP”	$6.32	$6.91	(8.4)%

Equities	$19.64	$18.10	8.5%
Equities Cash	$30.33	$26.18	15.9%
Equities Derivatives	$7.21	$6.18	16.6%

Money Markets	$0.38	$0.31	20.2%

Total	$2.71	$2.93	(7.8)%
Total excluding Other Rates Derivatives (3)	$3.20	$3.33	(3.9)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2023 Q1		2022 Q1		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$362,618	$22,568,694	$387,505	$24,060,508	(6.42)%
	U.S. Government Bonds	144,070	8,932,353	149,564	9,272,997	(3.67)%
	European Government Bonds	42,636	2,728,696	38,945	2,453,565	9.48%
	Mortgages	170,203	10,552,565	193,844	12,018,341	(12.20)%
	Other Government Bonds	5,710	355,079	5,151	315,605	10.84%
	Derivatives	508,675	31,989,758	361,041	22,531,755	40.89%
	Swaps/Swaptions ≥ 1Y	285,896	17,965,246	210,550	13,143,966	35.78%
	Swaps/Swaptions < 1Y	221,202	13,926,695	148,430	9,260,040	49.03%
	Futures	1,577	97,816	2,060	127,749	(23.45)%
	Total	871,293	54,558,452	748,546	46,592,263	16.40%
Credit	Cash	11,497	714,878	10,807	667,197	6.38%
	U.S. High Grade - Fully Electronic	4,129	256,013	3,083	191,135	33.94%
	U.S. High Grade - Electronically Processed	3,137	194,472	2,838	175,975	10.51%
	U.S. High Yield - Fully Electronic	674	41,764	773	47,948	(12.90)%
	U.S. High Yield - Electronically Processed	372	23,093	410	25,393	(9.05)%
	European Credit	2,046	130,939	2,109	132,856	(2.98)%
	Municipal Bonds	312	19,316	249	15,449	25.03%
	Chinese Bonds	714	42,133	1,252	72,641	(42.98)%
	Other Credit Bonds	113	7,148	93	5,800	22.40%
	Derivatives	20,806	1,306,491	22,420	1,401,929	(7.20)%
	Swaps	20,806	1,306,491	22,420	1,401,929	(7.20)%
	Total	32,303	2,021,369	33,227	2,069,127	(2.78)%
Equities	Cash	10,491	656,069	12,766	795,184	(17.82)%
	U.S. ETFs	7,663	475,075	9,050	561,091	(15.33)%
	European ETFs	2,828	180,994	3,716	234,094	(23.89)%
	Derivatives	9,043	562,478	8,683	539,189	4.14%
	Convertibles/Swaps/Options	6,056	376,950	3,370	209,391	79.72%
	Futures	2,987	185,528	5,314	329,798	(43.78)%
	Total	19,533	1,218,547	21,449	1,334,373	(8.93)%
Money Markets	Cash	441,607	27,534,565	371,578	23,107,647	18.85%
	Repurchase Agreements (Repo)	425,350	26,525,708	353,820	22,006,261	20.22%
	Other Money Markets	16,257	1,008,857	17,758	1,101,386	(8.46)%
	Total	441,607	27,534,565	371,578	23,107,647	18.85%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,364,737	$85,332,933	$1,174,801	$73,103,409	16.20%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three months ended March 31, 2023 and 2022 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2023 guidance, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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